UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5
(Address of principal executive offices, including Zip Code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Restated Facilities Agreement

On September 9, 2013, Molson Coors Brewing Company (the “Company”) entered into an Amendment and Restatement Agreement (the “Restated Facilities Agreement”) in respect of the EUR 150,000,000 Unsecured Uncommited Revolving Facilities Agreement, originally dated September 10, 2012 as amended on March 18, 2013 (the “Original Facilities Agreement”), by and among Starbev Netherlands B.V. and Molson Coors Netherlands B.V. as borrowers (the “European Borrowers”), the Company, as guarantor, Unicredit Bank Czech Republic, a.s. and Citibank Europe plc, organizační složka, as mandated lead arrangers, the original lenders party thereto, and Unicredit Bank AG, London Branch, as agent.

The Restated Facilities Agreement amends and restates the Original Facilities Agreement in order to extend the maturity date by one year, remove ING Bank N.V., Prague Branch, as a mandated lead arranger and add Citibank Europe PLC, organizační složka, as a mandated lead arranger.

The Restated Facilities Agreement provides for a one-year revolving credit facility of EUR150,000,000. The EUR150,000,000 commitment can be utilized by the Company’s indirect wholly-owned subsidiaries, the European Borrowers, for general corporate purposes, with up to EUR30,000,000 of such facility being provided in the form of ancillary facilities at the discretion of the lenders.  Unless terminated earlier, the Restated Facilities Agreement will mature on September 10, 2014, and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full on such date. The obligations under the Restated Facilities Agreement are general unsecured obligations of the European Borrowers. As part of the Restated Facilities Agreement, the Company agreed to guarantee the payment when and as due of the obligations of the European Borrowers under the Restated Facilities Agreement, on the terms and subject to the conditions set forth in the Restated Facilities Agreement.

Loans under the Restated Facilities Agreement will bear interest at a variable rate based on EURIBOR plus 0.75%. In the case of a payment default, the otherwise applicable interest rate may be raised 2.00% per annum on all overdue amounts.

The Restated Facilities Agreement contains customary events of default and specified representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional priority indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The Restated Facilities Agreement also requires the Company to maintain a maximum leverage ratio of 3.50:1.0.

The foregoing description of the material terms of the Restated Facilities Agreement is qualified in its entirety by reference to the Restated Facilities Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Restated Facilities Agreement

As discussed in Item 1.01 above, on September 9, 2013, the Company and the European Borrowers entered into the Restated Facilities Agreement which provides for a revolving credit facility in the maximum principal amount of EUR150,000,000.

The description of the material terms of the Restated Facilities Agreement in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the Restated Facilities Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1

Amendment and Restatement Agreement in respect of the EUR 150,000,000 Unsecured Uncommited Revolving Facilities Agreement, originally dated September 10, 2012 as amended on March 18, 2013, by and among Starbev Netherlands B.V. and Molson Coors Netherlands B.V. as borrowers, Molson Coors Brewing Company, as guarantor, Unicredit Bank Czech Republic, a.s. and Citibank Europe plc, organizační složka, as mandated lead arrangers, the original lenders party thereto, and Unicredit Bank AG, London Branch, as agent, dated September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013

MOLSON COORS BREWING COMPANY

/s/ Samuel D. Walker
By:	Samuel D. Walker
Global Chief Legal & People Officer

Exhibit Index

Exhibit Number	Description

10.1

Amendment and Restatement Agreement in respect of the EUR 150,000,000 Unsecured Uncommited Revolving Facilities Agreement, originally dated September 10, 2012 as amended on March 18, 2013, by and among Starbev Netherlands B.V. and Molson Coors Netherlands B.V. as borrowers, Molson Coors Brewing Company, as guarantor, Unicredit Bank Czech Republic, a.s. and Citibank Europe plc, organizační složka, as mandated lead arrangers, the original lenders party thereto, and Unicredit Bank AG, London Branch, as agent, dated September 9, 2013